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EXHIBIT 11

COMPUTATION OF PRIMARY AND FULLY DILUTED PER SHARE EARNINGS
FOR THE FISCAL YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


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                                                                            1996           1995           1994
                                                                            ----           ----           ----
PRIMARY PER SHARE EARNINGS:
Weighted average shares outstanding ..................................     7,360,035      4,908,765      4,506,917
Net effect of dilutive stock options and warrants ....................     1,569,919      1,196,729        158,004

Total ................................................................     8,929,954      6,105,494      4,664,921
                                                                           ---------      ---------      ---------

Net income ...........................................................    $2,436,168     $2,556,130     $1,985,386
Reduction in interest expense resulting from the assumed
  exercise of stock options and warrants to purchase
  common stock and the assumed reduction of outstanding
  notes payable, net of income taxes..................................        15,923        108,083              -
Increase in interest income resulting from the assumed
  exercise of stock options and warrants to purchase common
  stock and the assumed investment in short-term, cash
  equivalent marketable securities, net of income taxes ..............        47,667        140,058              -
                                                                           ---------      ---------      ---------
Net income, as adjusted ..............................................    $2,499,758     $2,804,271     $1,985,386
                                                                           ---------      ---------      ---------
                                                                           ---------      ---------      ---------

Per share amount .....................................................         $0.28          $0.46          $0.43
                                                                               -----          -----          -----
                                                                               -----          -----          -----


                                                                            1996           1995           1995
                                                                            ----           ----           ----

FULLY DILUTED PER SHARE EARNINGS:
Weighted average shares outstanding ..................................     7,360,035      4,908,765      4,506,917
Net effect of dilutive stock options and warrants ....................     1,577,122      1,224,213        158,004
                                                                           ---------      ---------      ---------

Total ................................................................     8,937,157      6,132,978      4,664,921

Net Income ...........................................................    $2,436,168     $2,556,130     $1,985,386
Reduction in interest expense resulting from the assumed
  exercise of stock options and warrants to purchase
  common stock and the assumed reductic of outstanding
  notes payable, net of income taxes .................................         8,012        108,083              -
Increase in interest income resulting from the assumed
  exercise of stock options and warrants to purchase
  common stock and the assumed investment in short-
  term, cash equivalent marketable securities, net of
  income taxes .......................................................        49,723        167,232              -
                                                                           ---------      ---------      ---------
Net income, as adjusted ..............................................    $2,493,903     $2,831,445     $1,985,386
                                                                          ----------     ----------     ----------
                                                                          ----------     ----------     ----------

Per share amount .....................................................         $0.28          $0.46          $0.43
                                                                               -----          -----          -----
                                                                               -----          -----          -----

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